UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2009

(Date of Earliest Event Reported)

Purple Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

773 San Marin Drive, Suite 2210, Novato, California	94945
(Address of Principal Executive Offices)	(Zip Code)

(415) 408-2300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	–	Entry into a Material Definitive Agreement.

On December 14, 2009, Purple Communications, Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”), with CCP A, L.P., a current stockholder of the Company (“Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate of 3,333,333 in shares of the Company’s Series B Preferred Stock, $0.01 par value (the “Preferred Shares”), in two tranches (the “Private Placement”) for aggregate consideration of up to $5.0 million. The initial closing of the Private Placement (the “Initial Closing”) occurred on December 14, 2009, at which time the Company issued and sold an aggregate of 1,333,333 Preferred Shares (the “Initial Closing Shares”) for aggregate consideration of $2.0 million. The second closing under the Purchase Agreement for an additional 2,000,000 Preferred Shares for consideration of $3.0 million will occur on December 18, 2009 or such later date following the satisfaction or waiver of the conditions precedent to the second closing set forth in the Purchase Agreement, including the execution of certain amendments to the Company’s secured credit agreements in form and substance satisfactory to the Purchaser (the “Second Closing”). The Purchase Agreement is filed herewith as Exhibit 10.1 to this Report on Form 8-K.

The Preferred Shares are senior to the Company’s common stock but junior to the Company’s outstanding Series A Preferred Stock with respect to liquidation preference and dividends and have certain series voting rights. The liquidation preference for the Preferred Shares is equal to the original issue price per share (as adjusted for stock splits, declared but unpaid dividends and the like) plus accrued but unpaid dividends. The Preferred Shares accrue dividends at a rate equal to 12% per annum. In addition, at any time after January 10, 2016, holders of a majority of the Preferred Shares may demand redemption of, or the Company may at its option redeem, all Preferred Shares for an amount equal to the full liquidation preference of such shares.

Each Preferred Share is initially convertible, at any time, into ten shares of the Company’s common stock, subject to certain adjustments. The total number of shares of common stock initially issuable upon conversion of the Initial Closing Shares is 13,333,330. Assuming that all 3,333,333 of the Preferred Shares are issued, the total number of shares of common stock initially issuable upon conversion of such Preferred Shares will be 33,333,330. If all of the Preferred Shares are issued, they will represent, on a pro-forma basis, approximately 21.1% of the Company’s issued and outstanding securities (calculated on a fully-diluted basis) and approximately 37.5% of the outstanding voting power of the Company.

The Preferred Shares will automatically convert to common stock with the consent of a majority of the outstanding Preferred Shares or if, at any time after completion of an underwritten public offering of the Corporation’s Common Stock yielding proceeds of at least $50,000,000 before deducting underwriters’ commissions and discounts and offering expenses, the average closing price of the Company’s common stock price is $15.00 per share or more (as adjusted for stock splits, combinations, recapitalizations and the like) over a 90-day trading period.

In the event that the Company issues additional shares at or below the then-applicable conversion price for the Preferred Shares (initially, $0.15 per share), the conversion price of the Preferred Shares shall be adjusted to a price equal to the per share consideration received by the Company in such issuance. These anti-dilution provisions are subject to typical carve-outs, including carve-outs for issuances to employees pursuant to plans approved by the Board of Directors of the Company and issuances to vendors and banks in bona fide transactions, the primary purpose of which is not the raising of capital.

As required by the terms of the Purchase Agreement, the Company has agreed to issue to the Purchaser warrants to purchase two shares of common stock of the Company for each share of common stock into which a Preferred Share is initially convertible. The exercise price per share of the warrant is the as-converted-to-common-stock equivalent purchase price per share of the Preferred Shares, or $0.15. The warrants are exercisable for seven years from the date of issuance and contain similar price-based anti-dilution provisions as the Preferred Shares. As a result of the foregoing, at the Initial Closing of the Private Placement on December 14, 2009, the Company issued to the Purchaser a warrant to purchase 26,666,660 shares of common stock at an exercise price equal to $0.15 per share. In the event that the Second Closing occurs, the Company will be obligated to issue to the Purchaser an additional warrant to purchaser 40,000,000 shares of common stock of the Company at an exercise price equal to $0.15 per share. If both of the warrants are issued, they will represent, on a pro-forma basis, approximately 42.2% of all of the Company’s issued and outstanding securities (calculated on a fully-diluted basis). The form of warrant is filed herewith as Exhibit 10.2 to this Report on Form 8-K.

Because the Company has insufficient shares of common stock necessary for the full conversion of the Preferred Shares and the exercise of the Warrants, the Company must amend its certificate of incorporation to increase its authorized shares. Effective December 15, 2009, holders of approximately 79% of the Company’s outstanding voting securities on an as-converted to common stock basis have approved an amendment to the Company’s certificate of incorporation via written consent that will increase the authorized number of shares of common stock from 50 million to 400 million and will increase the authorized number of shares of preferred stock from 11.7 million to 20 million. The Company will provide notice to all stockholders in accordance with Delaware and federal law as a condition to the effectiveness of the filing of the certificate of amendment to its certificate of incorporation.

The Company will use the proceeds from the sale of the Preferred Shares to (i) pay all fees and expenses incurred in connection with the issuance of the Preferred Shares and (ii) for general working capital purposes.

The Company has covenanted with the Purchaser to offer Preferred Shares to its stockholders within 6 months of the Initial Closing at a purchase price equal to the price paid by the Purchaser. The offer would be made to stockholders of the Company as of the Initial Closing of the Private Placement and the number of shares offered to each stockholder will be such stockholder’s pro rata ownership of outstanding voting securities of the Company immediately prior to the Private Placement.

This announcement is not an offer to sell either the Preferred Shares or the common stock issuable upon conversion of the Preferred Shares. Neither the Preferred Shares, nor the shares of common stock issuable upon conversion of the Preferred Shares have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the transaction documents entered into in connection with the Private Placement, copies of which are filed herewith as exhibits hereto.

Item 2.03	–	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	–	Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03	–	Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this item 3.03.

Item 5.03	–	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2009, the Company filed a Certificate of Designations, Preferences and Rights of Series B Preferred Stock with the Secretary of State of the state of Delaware for the purpose of fixing the designations, preferences, limitations and relative rights of the Preferred Shares. The Certificate of Designations is filed herewith as Exhibit 3.1 to this Report on Form 8-K.

Item 9.01	–	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed December 14, 2009.

10.1	Series B Preferred Stock Purchase Agreement, dated as of December 14, 2009, by and between Purple Communications, Inc. and CCP A, L.P.

10.2	Form of Warrant to be entered into with CCP A, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Purple Communications, Inc.

Date: December 17, 2009	By:	/S/ MICHAEL PENDERGAST
Michael Pendergast
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed December 14, 2009.

10.1	Series B Preferred Stock Purchase Agreement, dated as of December 14, 2009, by and between Purple Communications, Inc. and CCP A, L.P.

10.2	Form of Warrant to be entered into with CCP A, L.P.